LEASE

This Agreement made in duplicate this 27th day of September 1996, between Leonard A. Worden having his principal place of business at Hudson, County of Hillsborough and State of New Hampshire, hereinafter called LESSOR, and Presstek, Inc., a Delaware corporation, having its principal place of business at Hudson, County of Hillsborough, and State of New Hampshire, hereinafter called the LESSEE.

The LESSOR hereby leases to the LESSEE for the term of four (4) years, beginning OCTOBER 1, 1996, and ending September 30, 2000, (unless renewal option is exercised), the building (the "Building") and land, located on Commercial Avenue, Hudson, New Hampshire, known as 9 Commercial Avenue, more particularly described in Exhibit A attached hereto and made a part hereof (the "Property"), consisting of thirty six thousand (36,000) square feet in the Building, referred to herein as the "Leased Premises", on the Property with a right to use the parking spaces on the Property, subject to right of others to cross the back parking lot as required.

The LESSEE agrees to pay the sum of one-hundred forty eight thousand eight hundred dollars ($148,800) per year effective October 1, 1996, payable monthly in advance at the rate of twelve thousand four hundred dollars ($12,400) per month for the term of said Lease. Said rent will be known as the Base Rent. In addition, the LESSEE shall also pay as rent real estate taxes assessed against the Property which LESSEE shall pay to LESSOR at the rate of two thousand two hundred twenty six dollars ($2,226) per month effective October 1, 1996, until the tax bill for the year 1996 is sent out, at which time an adjustment will be made for the 1996 taxes, and the LESSEE will start paying monthly to the LESSOR said 1996 real estate taxes in escrow toward the 1996 taxes. Effective October 1, 1997 and henceforth on October 1, the rent will be increased by five per cent (5%) per annum.

This lease is made upon the following terms, conditions and covenants:

(1) ASSIGNMENT AND SUBLETTING: This Lease shall not be assigned nor sublet without the written consent of the LESSOR first endorsed hereon, said consent not to be unreasonably withheld. Provided, however, LESSEE may assign or sublet this Lease without the consent of the LESSOR to (a) an entity which is controlled by the LESSEE, or (b) the purchaser of all or substantially all of the LESSEE'S assets.

(2) PROHIBITION AGAINST WASTE: LESSEE accepts said Leased premises in their present condition and agrees to keep the entire premises in good and clean condition subject to ordinary wear and tear, taking by eminent domain and damage due to fire or casualty; to commit no waste thereon and to repay the LESSOR the cost of all repairs made necessary by the careless use of said premises by the fault of the LESSEE, its invites, and licensees; and to surrender the premises at the termination hereof in like condition as when taken, ordinary wear and tear, taking by eminent domain and damage due to fire, casualty or the elements excepted.

(3) USE: LESSEE may use and occupy the Leased Premises for any lawful purpose and shall not use nor knowingly permit any part of the Leased Premises to be used for any unlawful purposes. LESSOR represents and warrants that the Leased Premises are zoned for industrial uses.

(4) COMPLIANCE WITH LAWS: LESSEE at its sole expense shall comply with all laws, orders, and regulations of federal, state or municipal authorities related to its use of the Leased Premises, and with any directions of public officer made pursuant thereto, which shall impose any duty upon the LESSOR or the LESSEE with respect to the Leased Premises. LESSEE shall have no duty to comply with any laws, orders or regulations of federal, state or municipal authorities unrelated to its use of the Lease Premises or with any directions of any public officers made pursuant thereto which shall impose any duty upon the LESSOR OR LESSEE with respect to the Property, including the Leased Premises, which are unrelated to the LESSEE'S use of the Leased Premises. LESSOR covenants that the Property, including the Leased Premises, is or will be, on the commencement date of the term hereof in full compliance with all such laws, orders and regulations and directions. The LESSEE, at its sole expense, shall obtain all licenses or permits which may be required for the conduct of its business within the terms of this lease, or for the making of repairs, alteration, improvements, or additions, and the LESSOR where necessary, will join with the LESSEE in applying for all such permits or licenses.

(5) ALTERATIONS, ADDITIONS, AND IMPROVEMENTS: LESSEE shall make no alterations, additions or improvements to Leased Premises without in each case the prior written consent of the LESSOR. If the LESSOR consents, any such alterations, additions, or improvements shall become and remain part of the Leased Premises and remain the property of the LESSOR upon the termination of the Lease except those alterations, additions or improvements which are removed from the Leased Premises pursuant to the terms of Section (6) hereof. Notwithstanding anything contained herein to the contrary, LESSEE shall be permitted, without the consent of LESSOR, to make such alterations, additions or improvements to the Leased Premises which do not affect the structure of the Building and do not cost in excess of Five Thousand Dollars ($5,000).

(6) CONDITION OF LEASED PREMISES AT END OF TERM: At the expiration or sooner termination of the term, LESSEE shall vacate the Leased Premises in the same good order and repair as such property shall have been received, ordinary wear and tear excepted, and shall remove all its property therefrom so that the LESSOR can repossess the Leased Premises not later than midnight on the date upon which this Lease or any extension thereof ends, whether upon notice or by otherwise as for the breach of any condition or covenant of this Lease. The LESSEE may at any time prior to or upon the termination of this Lease or any extension thereof remove from the Leased Premises all alterations, additions, improvements, material, equipment, and property of every other sort or nature installed by the LESSEE, provided that such property is removed without substantial injury to the Leased Premises. No injury shall be considered substantial if it is promptly corrected by restoration to the condition prior to the installation of such property, if so requested by the LESSOR. Any such property not removed shall become the property of the LESSOR. LESSEE will close, at the expiration or sooner termination of the term, all vent holes added to the building for use in its manufacturing process. The LESSOR agrees that the LESSEE, at it's option, may remove the HVAC systems that are utilized to air condition and heat the clean rooms. All HVAC systems in the office areas will remain with the PREMISES upon termination of the LEASE. The LESSEE will seal any areas where the HVAC units where removed and will guaranty them to be free from leaks in said locations for one (1) year.

(7) UTILITIES: The LESSEE will be responsible for all utilities.

(8) TERMINATION UNDER CERTAIN CONDITION: This Lease is made upon the further conditions that if, said rent or any part thereof shall remain unpaid for fifteen (15) days after written notice it shall become due, or if the LESSEE shall neglect or fail to cure any default of any other material covenants here in contained on the LESSEE'S part to be performed or observed for a period of thirty (30) days after written notice of any such failure or for such longer period in the event that such cure cannot be completed within thirty (30) days and providing that LESSEE begins the cure within thirty (30) days and diligently prosecutes such cure to completion, or if the LESSEE shall be declared bankrupt or insolvent according to law, or if a receiver or other officer shall be appointed to take charge of any part of the property or to wind up the affairs of the LESSEE, or if any assignment shall be made of the LESSEE's property for the benefit of creditors, then and in any of the said cases the LESSEE shall be in default and the LESSOR may immediately or at any time thereafter without further notice or demand enter the Leased Premises or any part thereof in the name of the whole repossess the same and expel the LESSEE and those claiming under it and remove its effects if necessary without being taken or deemed guilty of trespass and without prejudice to any remedies for arrears of rent or preceding breach of covenants and upon entry as aforesaid the said term shall be ended.

(9) INDEMNIFICATION:

     (A) LESSEE agrees to indemnify, hold harmless, and defend LESSOR from and against any and all losses, claims, liabilities, and expenses, including reasonable attorney fees, if any, which LESSOR may suffer or incur in connection with LESSEE's use of the Leased Premises caused by LESSEE, its invites or customers.

     (B) LESSOR agrees to indemnify, hold harmless, and defend LESSEE from and against any and all losses, claims, liabilities and expenses including reasonable attorney's fees, if any, which LESSEE may suffer or incur arising out of the negligence and/or willful conduct of LESSOR, its agents or employees.

     (C) LESSOR shall indemnify, hold LESSEE harmless from and against any and all liability and damages, costs and expenses including reasonable attorney's fees, from and against any and all suits, claims and demands of any kind or nature whatsoever, on behalf of any person, firm, association or corporation arising out of or based upon any incidents, occurrence, injury or damage which happens or which may happen on the Property from the use by LESSOR, its employees, agents, servants or invitees on the Property to drive unregistered vehicles across the rear parking lot.

(10) WAIVER OF PERFORMANCE: The failure of the LESSOR to insist upon performance of any of the conditions of this Lease in any one or more instances shall not be waived thereafter of the right to full performance of all the agreements of LESSEE herein set forth and of all conditions when any performance is due.

(11) DAMAGE BY FIRE OR CASUALTY: In the event the Leased Premises shall be destroyed or injured in whole or in part by fire or other casualty making it unfit for occupancy the rent or a just and proportionate part thereof according to the extent that the Leased Premises are rendered unfit for occupancy, shall be suspended or abated until the LESSOR shall have restored the Leased Premises as closely as practicable to the original specifications for occupancy thereof by the LESSEE, provided that all insurance proceeds received by the LESSEE for leasehold improvements are used for said purpose and that said proceeds are adequate to cover the cost of replacing said leasehold improvements, but if the LESSOR shall not restore the Leased Premises within the period of one hundred twenty (120) days next after the date on which such destruction or injury occurred, it being agreed that nothing contained in this paragraph shall obligate the LESSOR to restore the Leased Premises (except where the damage to the Leased Premises is so minor in nature as not to render any part of the Leased Premises untenable), either party may at their option by written notice to the other party terminate this Lease. LESSOR agrees to notify LESSEE in writing of his intent to restore the Leased Premises within ten (10) days from any destruction or injury to the Leased Premises, and, if such notice is not received by LESSEE, LESSEE may, at its option, terminate this Lease by written notice to LESSOR. In the event LESSOR notifies LESSEE of it intent to rebuild the Leased Premises, LESSOR shall be obligated rebuild within one hundred twenty (120) days after the notice to LESSEE.

(12) EMINENT DOMAIN: If the Leased Premises is lawfully condemned or taken by any public authority either in its entirety or in such proportion that it is no longer suitable for the intended use by LESSEE, then the Lease will automatically terminate without further act of either party hereto on the date when possession of the Leased Premises is taken by such public authority, and each party hereto will be relieved of any further obligation to the other, except that LESSEE shall be liable for and shall promptly pay to LESSOR any rent or other payments due hereunder then in arrears, or LESSOR shall promptly rebate to LESSEE a prorated portion of any rent or other such payments paid in advance. In the event the proportion of the Leased Premises so condemned or taken is such that the Leased Premises is still suitable for its intended use by LESSEE, which determination shall be made solely by LESSEE, this Lease will continue in effect in accordance with its terms and a portion of the rent and other payments due here under will abate equal to the proportion of the rental value of the Leased Premises so condemned or taken. In either of the above events, the award for the property so condemned or taken will be payable solely to LESSOR without apportionment to LESSEE, except the LESSEE shall be entitled to a separate award, if any, for moving expenses and for the value of the improvements installed on the Leased Premises by the LESSEE.

(13) QUIET ENJOYMENT: LESSOR shall put LESSEE into possession of the Leased Premises at the beginning of the term hereof, and LESSEE, upon paying the rent and observing of the other covenants and conditions herein, upon its part to be observed, shall have and hold peaceable and quite enjoyment of the Leased Premises.

(14) AMERICANS WITH DISABILITIES ACT OF 1990:

     (a) If the Leased Premises is now, or at any time during the term of this Lease becomes, a "Public Accommodation" under the Americans with Disabilities Act of 1990 (the "ADA"), LESSOR shall at his sole expense, be responsible for compliance with Title III of the ADA to the extent that the ADA imposes obligations on the procedure and design of any alterations to the Leased Premises or to the Building made by LESSOR. If failure to make such modifications constitutes a violation of the ADA, LESSOR shall indemnify, defend and hold harmless LESSEE with respect to his failure to comply with the foregoing responsibilities.

     (b) If the Leased Premises at any time during the term of this Lease becomes, a "Public Accommodation" under the Americans with Disabilities Act of 1990 (the "ADA"), LESSEE shall at his sole expense, be responsible for compliance with Title III of the

ADA to the extent that the ADA imposes obligations on the procedure and design of any alterations to the Leased Premises or to the Building made by LESSEE. If failure to make such modifications constitutes a violation of the ADA, LESSEE shall indemnify, defend and hold harmless LESSOR with respect to his failure to comply with the foregoing responsibilities.

(15) DANGEROUS MATERIALS: Except as disclosed on Exhibit E, attached hereto and made a part hereof, LESSEE shall not keep or have on the Leased Premises any article or thing of a dangerous, inflammable, or explosive character that might substantially increase the danger of fire on the premises, or that might be considered hazardous by a reasonable insurance company, unless the prior written consent of the LESSOR is obtained and proof of adequate insurance protection is provided by the LESSEE to LESSOR. The LESSEE will forward to the LESSOR copies of Manufactures Safety Data Sheets (small quantities being exempted) on products being used in the Leased Premises and any correspondence to or from federal, state or local officials relating to the storage, removal, and/or disposal of hazardous waste generated on the premises. A summary report shall be done on a monthly basis which will also identify small quantity items used. Additionally the LESSEE will furnish copies of any and all correspondence to or from the Local Fire Department.

(16) HOLD HARMLESS: The LESSOR will indemnify, defend, and hold harmless the LESSEE relative to contamination of the Property not caused by the LESSEE, including, but not limited to, the contamination that has been identified by the State of New Hampshire Department of Environmental Services, Administrative Order WSPCD 93-02 dated March 5, 1993.

(17) COST OF COLLECTION: In the event the rent or any portion thereof shall remain unpaid for more than fifteen (15) days after it shall become due, and after written notice from LESSOR to LESSEE, and the LESSOR retains an attorney to collect said unpaid rent, the LESSEE agrees to pay said attorney's fees.

(18) MAINTENANCE AND REPAIRS: LESSOR, at his own cost and expense, shall maintain in good repair the structural integrity of the roof, the exterior walls of the Building, the structural beams, structural columns and other structural parts of the Leased Premises, the Building and the parking lot surrounding the Building. LESSEE shall keep the interior of the Leased Premises (excluding the structural integrity of the roof and exterior walls) in as good condition as the same was at the commencement of the term hereof, ordinary wear and tear, taking by eminent domain and damage due to fire or casualty insured against excepted.

(19) INSURANCE: LESSEE shall at its own cost and expense maintain General Liability Insurance insuring against risk or injuries to persons or property in or about the leased premises for the benefit of both LESSOR and LESSEE in an amount not less than One Million Dollars ($1,000,000) for each occurrence, and Two Million Dollars ($2,000,000) in the aggregate and injuries or damages to property for the benefit of both LESSOR and LESSEE in the amount of Fifty Thousand Dollars ($50,000), and a certificate of such insurance naming the LESSOR an additional insured will be furnished to the LESSOR.

(20) SNOW REMOVAL AND GROUNDS MAINTENANCE: LESSOR shall be responsible for the removal of snow. The LESSEE will maintain the unpaved grounds surrounding the Leased Premises.

(21) PARKING: LESSEE will have use of the parking areas that are adjacent to the Leased Premises.

(22) ACCESS BY LESSOR TO PREMISES: Subject to LESSEE's consent (which shall not be unreasonably withheld), LESSOR shall have the right to enter the Leased Premises to make inspections, provide necessary services, or show the unit to perspective buyers, mortgagees, lessees or workers. As provided by law, in the case of an emergency, LESSOR may enter the premises without LESSEE's consent.

(23) FIRE INSURANCE: LESSOR shall obtain fire insurance in the amount of One Million One Hundred Thousand Dollars ($1,100,000) on the Building exclusive of leasehold improvements and betterments made by the LESSEE on or after May 9, 1994. LESSEE agrees to pay the premiums on said policy. The LESSEE shall insurance any and all lease hold improvements and betterments including but not limited to interior walls, partitions, storage racks and the like in an amount adequate to cover such improvements and betterments and name Concrete Systems, Inc. and Leonard A. Worden as additional insured.

(24) RENEWAL OPTION: The LESSEE is granted a renewal option on said premises for a term of three (3) years. The LESSEE will notify the LESSOR sixty (60) days prior to exercising this option. The said renewal shall be upon the same terms and conditions as herein contained; provided, however, that the rent for renewal term of three (3) years shall be one hundred forty eight thousand eight hundred dollars per annum plus one-half the increase in the Consumer Price Index (all items) from September 1996, to the Current Index Number (all items) at the time of renewal, as published by the Bureau of Labor Statistics of the United States Department of Labor.

The Index Number indicated entitled "all items" for the month of September 1996, shall be the "Base Index Number," and the corresponding Index number for the month of October 2000, shall be the "Current Index Number."

The Base Index Number shall be subtracted from Current Index Number and the resultant divided by the Base Index. Any positive result shall be multiplied by fifty percent (50%) the result of which shall be deemed to be the percentage of increase to be utilized in computing the renewal rate.

The fixed rent, as so determined, (i.e. the aggregate of one hundred forty eight thousand eight dollars ($148,800) plus the increase calculated in accordance with the Renewal Option) shall be due and payable monthly. In no event shall the resultant rent be less than one hundred seventy two thousand two hundred fifty five dollars ($172,255) per annum.

If the publication of the Consumer Price Index shall be discontinued, the parties hereto shall thereafter accept comparable statistics on the cost of living as they are published by the United States Government.

(25) PURCHASE OPTION: Subject to and upon the terms and conditions hereinafter expressed, LESSOR grants to LESSEE the right of first refusal to purchase the Property. In the event that LESSOR receives an offer to purchase the Property, or any portion thereof, LESSEE shall have thirty (30) days to notify LESSOR in writing that it will purchase the Property for the same purchase price as offered by a bona fide third party. If LESSOR proposes to sell the Property to a party related to or controlled by LESSOR or to any party who has not made a bona fide offer, LESSEE shall have the right to refuse to exercise its right of first refusal, in which event, the grantee of LESSOR shall take the Property subject to this Section (25) and LESSEE's right of first refusal shall survive such conveyance. Such exercise of the right of first refusal by LESSEE must be made within thirty (30) days after notice from LESSOR. In the event LESSEE exercises its right of first refusal, its obligation to purchase the Property (the "Agreement to Purchase") shall be governed by the following terms and conditions:

     (a) PURCHASE PRICE: Subject to the terms and conditions of this Section
(25), if LESSEE exercises its right of first refusal, LESSEE shall buy the Property and pay LESSOR therefore a sum equal to the price offered by a bona fide third party (the "Purchase Price"). LESSEE shall pay the Purchase Price to LESSOR at closing (hereinafter defined) by bank check or wire transfer.

     (b) Title. LESSOR shall convey good, clear, recordable and marketable fee simple title to the Property to LESSEE, free and clear of all encumbrances of any nature whatsoever, including without limitation, all liens, tax liens, leases, restrictions, conditions and easements. LESSEE may, at its sole cost and expense, cause the title to the Property to be examined. If upon examination of the title, LESSEE or its representative finds that the title to the Property is, in its opinion, not in accordance with the first sentence of the Section
(25)(b), the LESSEE shall notify LESSOR of the record title to the Property through the date of such examination. LESSOR shall immediately take all steps necessary to clear title within a reasonable time thereafter as to any matters which are not in accordance with the first sentence of this Section (25)(b), except for any mortgages which may be satisfied at closing: provided, however, LESSOR shall not be obligated to expend more than Fifteen Thousand Dollars ($15,000), exclusive of the payment of any mortgages, to clear title to the Property. If LESSOR is unable to clear title prior to the date of closing, the LESSEE may, at its option, either: (i) rescind this Agreement to Purchase in which event neither party will have any further rights or duties hereunder; or
(ii) take such title as LESSOR can convey without any diminution in the Purchase Price; or (iii) postpone the closing for a reasonable time so that LESSOR can clear title.

     (c) Survey of the Property. LESSEE may at its option have the Property surveyed at its sole cost and expense. If such survey discloses that any of the improvements on the Property encroach into the applicable setbacks or onto adjoining property, or that improvements on adjoining property encroach onto the Property, or that the Property materially differs from the description herein, then LESSEE may, at its option, rescind the Agreement to Purchase, in which event neither party will have any further rights or duties under this Agreement to Purchase; or LESSEE may, at its option, take title from LESSOR without any diminution in the Purchase Price.

     (d) Inspection. Prior to the date of closing, LESSEE, or LESSEE's representatives, shall have the right to enter the entire building on the Property at reasonable times to perform the inspections described in the next sentence. LESSEE shall have the right to have a complete physical inspection performed of the Building and the Property, including, but not limited to, testing the septic system, the water supply system, (including the quality of water furnished thereby), the heating system, the electrical system and the plumbing system, and performing an environmental inspection of the entire Property, including the Building. If LESSEE is not satisfied with such tests or inspections, or if such tests or inspections disclose that any of the systems are not in good condition and working order or are not in compliance with any applicable laws, regulations, codes or ordinances LESSEE may, at its option, rescind this Agreement to Purchase, in which event neither party shall have any further right under this Agreement to Purchase.

     (e) DEED. LESSOR shall convey the Property to LESSEE by statutory Warranty Deed in proper form for recordation.

     (f) Possession. LESSOR shall deliver exclusive possession of the Property to LESSEE at closing, free and clear of all tenants, occupants and personal property except for LESSEE and LESSEE's personal property.

     (g) Brokerage Commission. The parties each represent that no broker brought about this transaction. If any claim on behalf of any other broker or agent is made or upheld, then the party against or through whom such claim is made shall defend, indemnify and hold the other harmless against any damages, costs or expenses in any way attributed to such claim, including, without limitation, reasonable attorney's fees.

     (h) Closing. LESSOR shall transfer title of the Property to the LESSEE at the offices of Divine, Millimet & Branch, Professional Association, 111 Amherst Street, Manchester, New Hampshire, or such other place as the parties may mutually agree upon, at a closing which will take place on or before ninety (90) days following the exercise of the right of first refusal.

     (i) Prorations. The parties agree that the real estate taxes, utility bills, fuel in tanks, sewer rent, water bills and other charges and assessments against that portion of the Property which is not Leased Premises shall be prorated as of the date of closing.

     (j) Insurance. LESSOR agrees that the risk of loss of the Property shall remain on LESSOR until the date of transfer of title and agrees to maintain fire and extend coverage insurance as provided in this Lease. In the event of damage to the Property, LESSEE may, at its sole option, either take title to the Property, in which event all insurance proceeds shall be paid to LESSEE, or LESSEE may rescind this Agreement to Purchase, in which event neither party shall have any further rights or duties under the Agreement to Purchase.

     (k) Default. If either party defaults in the performance of its duties under this Agreement to Purchase, then the other party shall have all remedies afforded by law including the right to specific performance.

     (l) Notice. Whenever notice must be given under the provisions of this Agreement to Purchase, such notice must be given in writing and either hand delivered or sent by certified mail, return receipt requested, postage prepaid and addressed as set forth in Section (27) hereof.

     (m) Miscellaneous.

          (i) Section 1521 of the Tax Reform Act of 1986 amending Internal Revenue Code Section 6045 relative to the reporting of real estate transactions by real estate brokers requires that Internal Revenue Service Form 1099-B be filed. For the purpose of completing such form LESSOR'S social security number is as follows: ###-##-####.

          (ii) LESSOR warrants that he is a U.S. citizen and that no withholding will be necessary pursuant to the Foreign

     Investment in Real Property Tax Act. LESSOR shall execute a Certificate of Non-Foreign Status at closing.

     (n) Revival of Right of First Refusal. In the event that LESSEE exercises a right of first refusal under the Section (26) and terminates its Agreement to Purchase as permitted in Sections. (25)(b), (c), (d) or (j), LESSEE shall retain its right of first refusal in the event the LESSOR or LESSOR'S successor in interest obtains another offer to purchase from a bona fide third party.

(26) SHORT FORM RECORDING: There shall be recorded in the Hillsborough County Registry of Deeds a Notice of this Lease that complies in content and form with New Hampshire RSA Section 477:7-a. LESSOR and LESSEE shall execute and deliver a Notice of Lease in such form for such purpose. Such Notice of Lease shall also contain a Notice of the right of first refusal set forth in Section (25) above. In the event of termination, cancellation or assignment of this Lease prior to the expiration of the term hereof, LESSOR and LESSEE shall execute and deliver, in recordable form, an instrument setting forth such termination, cancellation or assignment.

(27) NOTICES: Whenever notice must be given under the provisions of this Lease, such notice must be given in writing and either hand delivered or sent by certified mail, return receipt requested, postage prepaid to the first address of the party to whom the notice is to be given, as designated by such party in writing. The LESSOR hereby designates its address as Leonard A. Worden, C/O Concrete Systems, Inc., Commercial Avenue, Hudson, NH 03051. The LESSEE hereby designates its address as Presstek, Inc., 8 Commercial Street, Hudson, NH 03051, attention Richard A. Williams.

(28) ENTIRE AGREEMENT/AMENDMENT: This Lease Agreement contains the entire agreement of the parties and there are no other promises or conditions in any other agreement whether oral or written. This Lease may be modified and or amended in writing if the writing is signed by the parties obligated under the amendment.

(29) SEVERABILITY: If any portion of this Lease shall be held to be invalid or unenforceable for any reason, the remaining provisions shall continue to be valid and enforceable. If a court finds that any provisions of this Lease is invalid or unenforceable, but that by limitation such provision, it would become valid and enforceable, then such provision shall be deemed to be written, construed, and enforced as so limited.

(30) WAIVER: The failure of either party to enforce any provisions of this Lease shall not be construed as a waiver or limitation of the party's right to subsequently enforce and compel strict compliance with every provision of this Lease.

(31) CUMULATIVE RIGHTS: The rights of the parties under this Lease are cumulative, and shall not be construed as exclusive unless otherwise required by law.

(32) GOVERNING LAW: This Lease shall be construed in accordance with the laws of the State of New Hampshire.

(33) PARTIES: The covenants and agreements herein contained shall be binding upon the parties, their heirs, executors, administrators, successors and assignees.

IN WITNESS THEREOF, the said parties have hereunto and to a duplicate copy set their hands on the day and year first above mentioned.

WITNESSES:

/s/ Willard Achibald                   By:/s/ Leonard A. Worden
---------------------------          ------------------------------
                                        Leonard A. Worden

                                     PRESSTEK, INC.

/s/ Jacqueline L. Berry              By:/s/ RA Williams
---------------------------          ------------------------------
                                        Richard A. Williams
                                        Chief Operating Officer/
                                        Executive Vice President

                                    EXHIBIT A
                                 LEASE AGREEMENT
                                 PRESSTEK, INC.
                               9 COMMERCIAL AVENUE
                                   HUDSON, NH.

                         DESCRIPTION OF LEASED PROPERTY

A certain tract or parcel of land, with the buildings thereon, situated on the southerly side of Commercial Avenue in Hudson, County of Hillsborough, state of New Hampshire, bounded and described as follows:

Beginning at a point on the southerly side of said Commercial Avenue at land shown as land of Indian Head Ntl. Bank on plan entitled "Subdivision Plat, Rodgers Bros. Inc., Date Mar. 77, Scale 1" = 100', Piantidosi Associates, Inc." said plan filed as Plan #10095 at the Hillsborough County Registry of Deeds, said Indian Head Ntl. Bank land now owned by the grantee; thence running

     1. Easterly by and along the south side of said Commercial Avenue and the relocated cul-de-sac at its end, to a point at land of Concrete Systems, Inc. (shown roughly as lot with Tax No. 4592-001+/- on said plan; thence and running

     2. South 00(degree) 39' 27" West, by and along land of said Concrete Systems, Inc., two hundred forty-three and 66/100 feet (243.66'), to a point at land of Piaseczny, as shown on said Plan; thence turning and running

     3. North 72(degree) 18' West, by and along said Piaseczny land forty and 00/feet (40.00'), to a point at land of Seabury, as shown on said Plan; thence turning and running

     4. South 68(degree) 51' 25.4" West by and along said Seabury land two hundred thirty-seven and 05/100 feet (237.05'), to a point at land of Cravitz as shown on said Plan; thence turning and running

                                                                 EXHIBIT A CON'T

     5. Southwesterly, by and along said Cravitz land, one hundred fifty-two and 46/100 feet (152 46') to a point at land of Tyler as shown on said Plan; thence turning and running

     6. Northwesterly, by and along said Tyler land, one hundred thirteen and 66/100 feet (113.66'), to a point at land of the grantor, as shown on said Plan (Tax No. 1653-412); thence turning and running

     7. Northwesterly, by said land of the grantor, one hundred eleven and 80/100 feet (111.80'), to a point; thence turning and running

     8. Northerly, by and along said land of the grantor, sixty and 00/100 (60.00'), to a point; thence turning and running

     9. Westerly, by and along said land of the grantor, seventy-five feet and 00/100 feet (75.00'), to a point at land of Indian Head Ntl. Bank, shown on said Plan (now land of the grantee); thence turning and running

     10. North 15(degree) 23' 30" East, by and along said Indian Head Ntl. Bank, land (now of grantee), two hundred twenty and 00/100 feet (220.00') to ;the point of beginning.

The above-recited cul-de-sac has been relocated from the location shown on said Plan. See Plan No. 15118 at the Hillsborough County Registry of Deeds.

Containing 4.26 acres, more or less, and being lot shown as tax No. 1653-313 on said Plan.

                                       -2-